Exhibit 99.1

Legacy Education Alliance Appoints Michael English as Interim Chief Financial Officer

CAPE CORAL, Fla.--(BUSINESS WIRE)--Legacy Education Alliance, Inc. (OTCQB: LEAI) (www.legacyeducationalliance.com), a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial markets investing strategies and techniques, has appointed Michael English as its Interim Chief Financial Officer (“ICFO”) effective May 20, 2019. Mr. English succeeds Christian A.J. Baeza, former Senior Vice President and Chief Financial Officer, whose employment with the Company terminated on May 20, 2019.

Mr. English, 62, is a certified public accountant and has more than 30 years of experience in finance and accounting. Since October 2016 through April 2019, he served in a variety of CFO and CFO consulting roles including, CFO advisory partner at Aventine Hill Partners (CFO advisory professional services firm), Alternate Health Corp. (Canadian public company), and Peak Health Corp. (Private clinical laboratory).  From July 2011 to July 2016, he served as CFO for Zix Corporation and Controller from June 2007 to June 2011. Before that, Mr. English was Vice President of Finance for Advanced Fiber Communications from March 2004 through June 2005, and Vice President of Finance for Marconi, PLC from June 1999 to February 2004. Previously, he served as Division Controller for the Access Division of RELTEC Corporation, Division Controller at Rockwell Automation and Division Controller at Reliance Electric Company. Mr. English earned a Masters degree in accountancy from DePaul University and a Bachelor of Arts degree in English from John Carroll University.

About Legacy Education Alliance Inc.

Legacy Education Alliance, Inc. (http://www.legacyeducationalliance.com) is a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial markets investing strategies and techniques. Legacy Education Alliance was founded in 1996, today we are a global company with approximately 165 full-time employees that has cumulatively served more than two million students from more than 150 countries and territories over the course of our operating history.

We offer our training through a variety of brands including Rich Dad® Education; Rich Dad® Stock Education; Making Money from Property with Martin Roberts™; Brick Buy Brick™; Building Wealth; Robbie Fowler Property Academy™; Women in Wealth™; Perform in Property™, and Teach Me to Trade™. For more information, please visit our website at www.legacyeducationalliance.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 15, 2019 and which may be viewed at http://www.sec.gov.

Contacts

Investor Contact:
CORE IR
Scott Gordon
516 222 2560
scottg@coreir.com